EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and effective this 6th day of June, 2003, by and between Trans Max Technologies, Inc., a Florida corporation (the "Company"), Perma-Tune Electronics, Inc., a Texas corporation ("Perma-Tune"), and Lonnie Lenarduzzi (the "Employee").

     WHEREAS, the Company recognizes the Employee's potential or future contribution to the growth and success of the Company and desires to provide for his continued employment by reinforcing and encouraging his continued attention and dedication to the Company; and

     WHEREAS, the Company wishes to retain Employee's services and access to the Employee's experience and knowledge; and

     WHEREAS, the Employee wishes to furnish engineering and advisory services to the Company upon the terms, provisions and conditions herein provided; and

     WHEREAS, the Employee is willing to commit himself to continue to serve as an Employee of the Company on the terms and conditions herein provided;

     NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter contained, the parties hereby agree as follows:

1. Recitals. The "Whereas" clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

2. Employment. The Company hereby agrees to initially employ the Employee as its employee for engineering and advisory services and the Employee hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of the Company. In the event of any conflict or ambiguity between the terms of this Agreement or the terms of employment applicable to regular employees, the terms of this Agreement shall control. Election or appointment of Employee to another office or position, regardless of whether such office or position is inferior to Employee's initial office or position, shall not be a breach of this Agreement.

3. Duties of Employee. During the term of this Agreement (as hereinafter defined), Employee will, upon reasonable request, provide engineering and advisory services to the Company as follows:
a.   Services  hereunder  shall  be  provided  as  an  employee  of the Company;
b. Employee may be required to devote up to forty (40) hours per week to the Company; and
c. Employee may perform engineering and advisory services as requested by the Company.

Employee shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Employee will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor or in any other capacity, either with or without compensation, without the prior written consent of the Company.

4. Compensation. Beginning July 1, 2003, the Employee will be paid compensation as follows:
A  base  salary  of  $90,000 (Ninety Thousand Dollars) per year, and after six months time the Company will review and may increase such salary or maintain the status quo.
b. As additional consideration for signing this Agreement and for agreeing to abide and be bound by its terms, provisions and restriction, and in addition to all other benefits described in this Agreement, Employee shall receive shares of Perma-Tune's Restricted Common Stock (the "Shares"). Employee shall earn 10,416 shares per month for each full month services are provided by Employee to the Company until such time as Employee receives an aggregate of 250,000 shares of Perma-Tune's common stock. The Shares shall be issued and delivered to Employee on a monthly basis. Perma-Tune grants employee piggy-back registration rights and agrees to register the resale of Employee's Shares on the first registration statement filed by Perma-Tune.
c. As additional consideration for signing this Agreement and for agreeing to abide and be bound by its terms, provisions and restriction, and in addition to all other benefits described in this Agreement, Employee and Employee's spouse Linda Decker shall collectively enter into the Bonus Agreement attached hereto as Exhibit A with the Company and Perma-Tune.

5. Exemption from Registration. The Shares have not been registered under the Securities Act of 1933, as amended, and certificates representing same shall bear the following restrictive legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred, pledged or hypothecated without either: i) registration under the Securities Act of 1933, as amended, and applicable state securities laws, or ii) submission to Perma-Tune of an opinion of counsel, satisfactory to Perma-Tune that said securities and the transfer thereof are exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws."

6.     Benefits.
a. Holidays. Employee will be entitled to at least eleven (11) paid holidays and five (5) personal days each calendar year. The Company will notify Employee on or about the beginning of each calendar year with respect to the holiday schedule for the upcoming year. Personal days, if any, will be scheduled in advance subject to the requirements of the Company. Such personal days must be taken during the calendar year and cannot be carried
     forward into the      next  year.  Employee is not entitled to any personal
     days during the first six  (6)  months  of  employment.

b. Vacation. After six (6) months of continuous employment, Employee shall be entitled to three (3) weeks of paid vacation each year.
c. Sick Leave. Employee shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors of the Company.
d. Medical Insurance. The Employee and his dependents (eligible to receive coverage) shall be entitled to participate in the Company's health insurance program. The Company shall pay premiums for said insurance for the Employee and any dependents eligible to receive coverage under plans adopted by the Company, if any pursuant to the Company's policies for said insurance. In addition to paying the premiums for medical insurance for Employee and his dependents, the Company shall reimburse Employee for all medical expenses incurred out of pocket, with the exception of elective medical procedures or treatment.
e. Life Insurance. The Company shall obtain key man life insurance on the life of Employee with the benefits of such policies split 50% to the Company and 50% to Linda Decker, the wife of Employee.
f. Pension and Profit Sharing Plans. Employee shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by the Company for the benefit of its officers and/or regular employees.
g. Automobile. The Company will provide to Employee a car allowance of $600 per month and reimburse employee for annual car insurance. Employee is responsible for all automobile operating expenses incurred by Employee in the performance of any of Employee's Company duties.
h. Expense Reimbursement. Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment and cell phone, incurred by Employee in the performance of Employee's duties. Employee will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.
i. Moving Expenses. Employee shall receive $25,000 as moving expenses as consideration for entering into this Agreement

7. Term. The term of this Agreement (the "Term") shall begin July 1, 2003 and end on December 31, 2005. The term shall be for thirty months. Thereafter, the Agreement shall be renewed upon the mutual agreement of the Employee and the Company. If the Company fails to renew the contract, for reasons other than cause, the Employee is entitled to three (3) months compensation at the rate in effect at the time of the non renewal. If Employee fails to renew, then Employee is bound by the terms of section 10.

In the event the Company is acquired or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall remain in full force and effect and all stock will be treated as earned by Employee.

8.     Termination by the Company.
a. With Cause. The Company may terminate the Employee's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) misconduct and failure by the Employee to observe or perform any of his duties, as contemplated in this Agreement, as Employee; (ii) conviction of a crime involving moral turpitude, theft, embezzlement or continuing alcohol or drug abuse; (iii) fraudulent conduct by the Employee or any act of dishonesty in connection with the Company's business; or (iv) unauthorized competition with the Company, including the unauthorized use or disclosure of trade secrets, confidential or proprietary business information or the substantial breach of any material covenants. It is understood and acknowledged by the Company that the Company shall provide thirty days written notice to Employee for those items referenced in (i), (iii), and
     (iv) above specifying the cause for termination and provide Employee an opportunity to cure such default before such default will serve as cause for termination.

     In the event of termination for cause, the Employee shall only be entitled to receive base salary or benefits set forth in Section 4 and Section 6 hereof, through the date of termination.

b. Effect of Termination. In the event this Agreement is terminated for cause by the Company, Employee shall be entitled to maintain 10,416 Shares of the Shares issued and/or issuable to Employee pursuant to Section 4(b) hereof for each full month in which services were provided by Employee.

9. Confidential Information and Trade Secrets. During the term of this Agreement and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by applicable law or court order, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment, the Employee will promptly deliver to the Company all documents maintained in any format (including electronic or print) and all copies thereof in his possession which contain any Confidential Information.

The Employee agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, developed or prepared by, provided to or made available to the Employee, shall be and shall remain the property of the Company. Upon the termination of his employment and/or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Employee shall not make or retain any copies thereof. The Employee understands and agrees that in the course of employment with the Company, the Employee will obtain access to and/or acquire Company trade secrets, including Confidential Information which are solely the property of the Company. Therefore, to protect such trade secrets, the Employee promises and agrees that during the term of this Agreement, and for a period of five (5) years thereafter, he will not influence or attempt to influence employees, customers, vendors, landlords or suppliers of the Company or any party in contract with the Company providing any services to the Company, either directly or indirectly, to divert their employment or business to or with any individual, partnership, firm, corporation or other entity then in competition with the business of the Company.

"Confidential Information" shall mean information about the Company, the Company's respective clients and customers, and proprietary information as defined herein, that is not available to the general public and that was learned or developed by the Employee or developed, used or planned to be used by the Company during the term of Employee's employment by the Company, including, without limitation, any data, formulae, methods, information, proprietary knowledge, trade secrets, client and customer lists and all papers, resumes, records and other documents containing such Confidential Information.

10. Non-Competition Covenant. Except as otherwise provided herein, the Employee agrees that during the term of this Agreement and for a period of one
(1) year after the termination of this Agreement, he will not directly or indirectly, without the prior written consent of the Company, provide engineering and advisory services or other services with or without pay, or own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise, with any business, individual, partner, firm, corporation, or other entity which is in competition with the Company.

11. Notices. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail services, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company:     Trans Max Technologies, Inc.
                   199 Trade Zone Drive
                   Ronkonkoma, New York 11779


If to Employee:    Lonnie Lenarduzzi
                   3 Grace Court
                   Center Moriches, New York 11934


12. Modification. No modification, change, addition, rescission, release, amendment or waiver of this Agreement and no approval, consent, or authorization required by any provision of this Agreement, may be made by any person except by a written agreement by a duly authorized officer or partner of the Company and the Employee.

13. Waiver. No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions, or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions, at the same time or at any prior or subsequent time.

14. Cumulative Rights. The rights of the Company hereunder are cumulative and no exercise or enforcement by the Company of any right or remedy hereunder will preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company is entitled by law to enforce.

15. No Assignment. The right of the employee or any other beneficiary under this Agreement to receive payments may not be assigned, pledged or encumbered, except by will or by the laws of descent and distribution, without the permission of the Company which it may withhold in its sole and absolute discretion.

16. Review of Agreement. The Employee has had full and adequate opportunity to read and review this Agreement and to be thoroughly advised of the terms and conditions of this Agreement by an attorney or other personal representative.

17. Binding Agreement. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm, or corporation which is a successor-in-interest to the Company.

18. Final Agreement. This Agreement supersedes and terminates all prior agreements, either oral or in writing, between the parties and therefore, representations, inducements, promises or agreements alleged by either the Company or the Employee that are not contained in this Agreement will not be enforceable. There are no other oral or written understandings or agreements between the Company and the Employee relating to the subject matter of this Agreement. This Agreement will not supersede any written agreements or contracts that are signed concurrently with this Agreement.

19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

20. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

21. Number and Gender. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

23. Severability. All provisions of this Agreement are severable and this Agreement will be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions will be enforced to the extent valid and enforceable. If any applicable law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement than is required hereunder or the taking of some other action not required hereunder, or if under any applicable law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by the Company is invalid or unenforceable under applicable law then the prior notice or other action required by such law or rule will be substituted for the notice requirements hereof, or such invalid or unenforceable provision, specification, standard or operating procedure will be modified to the extent required to be valid and enforceable. Such modifications to this Agreement will be effective only in such jurisdiction.

24. Arbitration. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim, or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Suffolk County, New York or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear an equal share of the arbitrator's expenses and administrative fees of arbitration, and the losing party shall reimburse the winning party for attorney's fees, arbitrator fees, and any other out of pocket expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Trans Max Technologies, Inc.

By: /s/ Peter Mergenthaler__


Printed Name: Peter Mergenthaler
             -----------------------


Its: Chief Executive Officer
------------------------------------

Perma-Tune Electronics, Inc.

By: /s/ Linda Decker
------------------------------------


Printed Name: Linda Decker
             -----------------------


Its: Chief Financial Officer
------------------------------------


Employee

/s/ Lonnie Lenarduzzi
------------------------------------
Lonnie Lenarduzzi